Exhibit 10.29

THIRD AMENDMENT TO SEPARATION AGREEMENT

This Third Amendment to the Separation Agreement (this “Third Amendment”) is effective as of the 1st day of January, 2018, between Enzon Pharmaceuticals, Inc., a Delaware corporation, with offices in Cranford, New Jersey (the “Company”), and Andrew Rackear (the “Executive”).

BACKGROUND

A.     This Third Amendment constitutes the agreement between the Company and the Executive concerning certain terms set forth in the Separation Agreement entered into between the Company and the Executive dated September 27, 2013, as amended on January 1, 2016 and March 31, 2016 (the “Separation Agreement”).

B.      The Company desires to continue to ensure that it can rely on the services of the Executive.

C.      The Executive desires to continue to provide services to the Company.

TERMS

In consideration of the foregoing premises and for other good and valuable consideration, the Company and Executive agree as follows:

1.       The fee set forth in paragraph 1 of the Separation Agreement is changed from $285 per hour to $300 per hour.

2.       All other terms and conditions shall remain the same.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.

ENZON PHARMACEUTICALS, INC.

/s/ Jennifer McNealey
By: Jennifer McNealey
Dated: November 29, 2017

/s/ Andrew Rackear
ANDREW RACKEAR
Dated: November 29, 2017